    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 31, 1999
                                              Registration No. 333 - ___________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                         KENT ELECTRONICS CORPORATION
              (Exact name of issuer as specified in its charter)

                TEXAS                                      74-1763541
    (State or other jurisdiction of                    (I.R.S. employer
    incorporation or organization)                     identification no.)

        1111 GILLINGHAM LANE
         SUGAR LAND, TEXAS                                    77478
(Address of principal executive offices)                    (Zip Code)

                  AMENDED AND RESTATED 1998 STOCK OPTION PLAN
                            1999 STOCK OPTION PLAN
                           (Full title of the plan)

                               STEPHEN J. CHAPKO
                         KENT ELECTRONICS CORPORATION
                             1111 GILLINGHAM LANE
                            SUGAR LAND, TEXAS 77478
                    (Name and address of agent for service)

                                (281) 243-4000
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                   Proposed maximum         Proposed
  Title of securities to be       Amount to be      offering price     maximum aggregate       Amount of
         registered              registered (1)      per share (2)     offering price (2)   registration fee
------------------------------------------------------------------------------------------------------------
  Common Stock, no par value      1,500,000(3)          $13.32             $19,974,607           $5,553
============================================================================================================

(1) Represents the maximum number of shares of Common Stock of the Registrant which could be purchased upon exercise of all stock options now outstanding or which may hereafter be granted under the Amended and Restated 1998 Stock Option Plan and the 1999 Stock Option Plan.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h), based on the option exercise prices of options to acquire 703,070 shares of Common Stock which have been granted under the Amended and Restated 1998 Stock Option Plan, 86,250 shares of Common Stock which have been granted under the 1999 Stock Option Plan and the average of the high and low prices reported on the New York Stock Exchange Composite Tape on August 24, 1999.

(3) There are also registered hereunder 500,000 preferred stock purchase rights associated with the shares of Common Stock being registered.

================================================================================

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

  The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by Kent Electronics Corporation (the "Company"), are incorporated herein by reference and made a part hereof:

  (a) The Company's Annual Report on Form 10-K for the year ended April 3, 1999;

  (b) The description of the Company's Common Stock contained in a registration statement on Form 8-A filed on May 20, 1986 under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

  (c) The description of the Preferred Stock Purchase Rights contained in a registration statement on Form 8-A/A filed on September 18, 1998, under
      Section 12 of the Exchange Act.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

      None.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Article 2.02-1 of the Texas Business Corporation Act provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is or is threatened to be made a named defendant by reason of his position as director or officer, provided that he conducted himself in good faith and reasonably believed that, in the case of conduct in his official capacity as director or officer, such conduct was in the corporation's best interests, or, in all other cases, that such conduct was not opposed to the corporation's best interests. In the case of any criminal proceeding, a director or officer may be indemnified only if he had no reasonable cause to believe his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

  Section 6.10 of the Amended and Restated Bylaws of the Company provides for indemnification of present and former officers and directors of the Company to the maximum extent permissible under applicable provisions of the Texas Business Corporation Act and expressly authorizes the Company to purchase insurance on behalf of its directors, officers and employees. The Company has purchased a directors and officers liability insurance policy which provides for insurance of the directors and officers of the Company against certain liabilities they may incur in their capacities as such.

  In addition, Article X of Kent's Amended and Restated Articles of Incorporation states as follows:

      "A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article X does not eliminate or limit the liability of a director for:

      (1) a breach of a director's duty of loyalty to the corporation or its shareholders;

      (2) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

      (3) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office;

      (4) an act or omission for which the liability of a director is expressly provided for by statute; or

      (5) an act related to an unlawful stock repurchase or payment of a dividend.

      If the Texas Miscellaneous Corporation Laws Act or other applicable law is amended after approval by the shareholders of this Article X to authorize further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Texas Miscellaneous Corporation Laws Act or other applicable law, as so amended.

      No amendment to or repeal of this Article X shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts of omissions of such director occurring prior to such amendment or repeal."

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.   EXHIBITS.

Exhibit No.   Exhibit
-----------   -------
   *4.1       Amended and Restated Articles of Incorporation of Kent Electronics
              Corporation. Incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-3 (Registration
              No. 333-20265) filed with the Commission on January 23, 1997.

   *4.2 Certificate of Designation, Preferences and Rights of Series A Preferred Stock. Incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the Fiscal Year Ended March 30, 1991.

   *4.3 Amended and Restated Bylaws of Kent Electronics Corporation. Incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the Fiscal Quarter Ended September 26, 1998 (the "1999 Second Quarter Form 10-Q").

   *4.4 Specimen stock certificate for the Common Stock of Kent Electronics Corporation. Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-2 (Registration No. 33-40066) filed with the Commission on April 19, 1991.

   *4.5 Amended and Restated Rights Agreement dated as of September 3, 1998 between Kent Electronics Corporation and ChaseMellon Shareholder Services, L.L.C. Incorporated by reference to
              Exhibit 4 to the 1999 Second Quarter Form 10-Q.

    5.1       Opinion and consent of Locke Liddell & Sapp LLP

   23.1       Consent of Grant Thornton LLP

  *99.1 Amended and Restated 1998 Stock Option Plan. Incorporated by reference to Exhibit 10.34 to the Company's Annual Report on Form 10-K for the Fiscal Year Ended April 3, 1999 (the "1999 Form 10-K").

  *99.2 1999 Stock Option Plan. Incorporated by reference to Exhibit 10.35 to the 1999 Form 10-K.

____________________
* Incorporated by reference

ITEM 9.   UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

   Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required or to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on this 31st day of August, 1999.

                                              KENT ELECTRONICS CORPORATION


                                              By: /s/ Morrie K. Abramson
                                                  -----------------------------
                                                  Morrie K. Abramson
                                                  Chairman of the Board and
                                                  Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                            Date
---------                                  -----                            ----
/s/ Morrie K. Abramson      Chairman of the Board, Chief Executive      August 31, 1999
-------------------------           Officer and Director
Morrie K. Abramson              (Principal Executive Officer)


/s/ Stephen J. Chapko       Executive Vice President, Chief Financial   August 31, 1999
-------------------------       Officer, Treasurer and Secretary
Stephen J. Chapko                 (Principal Financial Officer)


/s/ David D. Johnson          Vice President, Corporate Controller      August 31, 1999
-------------------------       (Principal Accounting Officer)
David D. Johnson


/s/ Max S. Levit                            Director                    August 31, 1999
-------------------------
Max S. Levit


/s/ Larry D. Olson                          Director                    August 31, 1999
-------------------------
Larry D. Olson


/s/ David Siegel                            Director                    August 31, 1999
-------------------------
David Siegel


/s/ Richard C. Webb                         Director                    August 31, 1999
-------------------------
Richard C. Webb


/s/ Alvin L. Zimmerman                      Director                    August 31, 1999
-------------------------
Alvin L. Zimmerman

                               INDEX OF EXHIBITS
                               -----------------

Exhibit   Document
-------   --------
 *4.1 Amended and Restated Articles of Incorporation of Kent Electronics Corporation. Incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-3 (Registration No. 333-20265) filed with the Commission on January 23, 1997.

 *4.2 Certificate of Designation, Preferences and Rights of Series A Preferred Stock. Incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the Fiscal Year Ended March 30, 1991.

 *4.3 Amended and Restated Bylaws of Kent Electronics Corporation. Incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the Quarter Ended September 26, 1998 (the "1999 Second Quarter Form 10-Q").

 *4.4 Specimen stock certificate for the Common Stock of Kent Electronics Corporation. Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-2 (Registration No. 33-40066) filed with the Commission on April 19, 1991.

 *4.5 Amended and Restated Rights Agreement dated as of September 3, 1998 between Kent Electronics Corporation and ChaseMellon Shareholder Services, L.L.C. Incorporated by reference to Exhibit 4 to the 1999 Second Quarter Form 10-Q.

  5.1     Opinion and consent of Locke Liddell & Sapp LLP

 23.1     Consent of Grant Thornton LLP

*99.1 Amended and Restated 1998 Stock Option Plan. Incorporated by reference to Exhibit 10.34 to the Company's Annual Report on Form 10-K for the Fiscal Year Ended April 3, 1999 (the "1999 Form 10-K").

*99.2 1999 Stock Option Plan. Incorporated by reference to Exhibit 10.35 to the 1999 Form 10-K.

--------------------------------------
* Incorporated by reference